UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2013

Crumbs Bake Shop, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

110 West 40th Street, Suite 2100, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 221-7105

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.

On August 8, 2013, Crumbs Bake Shop, Inc. (the “Company”) issued a press release describing its financial results for the quarter ended June 30, 2013. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers.

On August 6, 2013, the Company’s Board of Directors and the Board of Managers of Crumbs Holdings LLC (“Holdings”) appointed Edward M. Slezak to serve as Senior Vice President - General Counsel and Secretary. Between April 2006 and his appointment, Mr. Slezak, age 44, served as Senior Vice President, General Counsel and Secretary of Aéropostale, Inc., a mall-based specialty retailer, where he was responsible for all aspects of that company’s legal and compliance functions, including such areas as public company securities matters and compliance, general corporate representation, intellectual property protection, litigation management, international licensing, as well as product and social compliance. From March 2005 to April 2006, Mr. Slezak served as Aéropostale, Inc.’s Group Vice President and General Counsel, and he served as Aéropostale, Inc.’s Vice President and General Counsel from November 2004 to March 2005. Between June 2002 and November 2004, Mr. Slezak served as Vice President, General Counsel and Secretary of Acclaim Entertainment, Inc., a video game developer and publisher, where he was responsible for that company’s legal and compliance functions, including such areas as public company securities matters and compliance, general corporate representation, intellectual property protection, capital raising and litigation management. Prior to that, Mr. Slezak was a Senior Associate in the corporate department at the law firm of Cadwalader, Wickersham & Taft, LLP.

During the term of his employment, Mr. Slezak will receive an initial annual base salary of $250,000, which will be reviewed annually. Mr. Slezak will also be entitled to receive an annual incentive bonus of up to 80% of his then base salary, dependent upon the Company's and his individual performance. Upon joining the Company, Mr. Slezak will receive a grant of 20,000 restricted shares of the Company’s common stock, which will vest three (3) years from the grant date. Mr. Slezak will also be entitled to receive other customary benefits received by other officers of the Company.

Mr. Slezak has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

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(d) Election of Directors.

On August 6, 2013, upon the recommendation of its Nominating and Governance Committee (the “Committee”), the Company’s Board of Directors elected Harold L. Kestenbaum to serve as a director of the Company until the 2014 annual meeting of stockholders and until the election and qualification of his successor. Concurrently with his election, the Company appointed Mr. Kestenbaum to serve on the Board of Managers of Holdings in accordance with Holdings’ Third Amended and Restated Limited Liability Company Agreement.

Mr. Kestenbaum was elected to the Board of Directors pursuant to the terms of that certain Securities Purchase Agreement, dated as of April 29, 2013, as amended by the First Amendment to Securities Purchase Agreement, dated as of May 9, 2013, between the Company and Michael Serruya (as amended, the “Purchase Agreement”), relating to the Company’s 6.5% senior convertible notes (each, a “Note”) that were issued on May 10, 2013 and June 11, 2013. The Purchase Agreement provides that for so long as (i) Mr. Serruya, any of his family members or any of his or their respective affiliates (collectively, the “Serruya Group”) (a) is a holder of a Note and (b) beneficially owns in excess of 1.0% of the Company’s common stock, and (ii) the Serruya Group and the other persons who purchased Notes from the Company, in the aggregate, beneficially own in excess of 5.0% of the Company’s common stock, the Committee is obligated to nominate Mr. Serruya or his designee for election to the Board at each meeting of the Company’s stockholders at which directors are to be elected and the Board is obligated to recommend to stockholders that Mr. Serruya or his designee be so elected, unless Mr. Serruya or his designee cannot satisfy all legal and corporate governance requirements regarding service as a director or such recommendation and nomination would cause the Committee or the Board to breach a fiduciary duty (the “Election Conditions”). Pending the next election of directors at the 2014 annual meeting of the Company’s stockholders and subject to the Election Conditions, the Purchase Agreement requires the Committee to recommend for election, and requires the Board to elect, Mr. Serruya or his designee as a director, and Mr. Serruya designated Mr. Kestenbaum for this purpose.

The Board of Directors does not presently anticipate appointing Mr. Kestenbaum to serve on any of its committees.

For his service as a director, Mr. Kestenbaum will be entitled to receive the fees and other compensation to which the Company’s other non-employee directors are entitled to receive. A discussion of such fees and other compensation is contained in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2013 under the “Director Compensation” heading in the section entitled, “Director Compensation”, which discussion is incorporated herein by reference.

Mr. Kestenbaum has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

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Item 9.01. Financial Statements and Exhibits.

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUMBS BAKE SHOP, INC.

Dated: August 12, 2013	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President & Chief
Financial Officer

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EXHIBIT INDEX

Exhibit

Number	Description

99.1	Press release dated August 8, 2013 (furnished herewith).
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